EXHIBIT 10.6

STRATEGIC COOPERATION AGREEMENT

BETWEEN

SHANGHAI BEIMING INFORMATION TECHNOLOGY CO., LTD.

AND

RESEARCH CENTER ON VIRTUAL ECONOMY & DATA SCIENCE OF CHINESE ACADEMY OF SCIENCES

Party A: Shanghai Beiming Information Technology Co., Ltd. (hereinafter referred to as “Beiming Technology” or the “Company”)

Party B: Research Center on Virtual Economy & Data Science of Chinese Academy of Sciences (hereinafter referred to as the “Research Center”)

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Chapter 1 General Provisions

1.1 It is unanimously agreed, upon amicable negotiation, to build a joint laboratory and establish a comprehensive, long-term and stable cooperative relationship between Party A and Party B on the principle of complementary advantage, so as to improve the innovative technological strength of the Company, realize the benign development of the Company and promote the effective transformation of any scientific research results of the Chinese Academy of Sciences.

1.2 The Key Laboratory of Big Data Mining and Knowledge Management, Chinese Academy of Sciences is founded in reliance on the Research Center on Virtual Economy & Data Science of Chinese Academy of Sciences, which has gathered a group of talents from School of Mathematical Sciences, School of Computer and Control Engineering, School of Economics and Management, of the University of Chinese Academy of Sciences.

1.3 Beijing Zhongke Wuji Data Technology Co., Ltd. (hereinafter referred to as the “Platform Company”) is a platform company which aims to transform research results, as established by the Research Center on Virtual Economy & Data Science of Chinese Academy of Sciences with other joint venturers.

1.4 The Joint Laboratory will carry out extensive cooperation mainly in the fields of basic technology research, high-tech application, and talent development.

1.5 Any specific cooperation project will be specified in a separate technical agreement or contract, which will also serve as the basis for determining the development funds for the project.

Chapter 2 Content of Cooperation

2.1 Name of the Joint Laboratory

Chinese Name:

中国科学院虚拟经济与数据科学研究中心, 上海北溟信息科技有限公司

大数据联合实验室

Research Center on Virtual Economy & Data Science of Chinese Academy of Sciences - Shanghai Beiming Information Technology Co., Ltd.

Big Data Joint Laboratory

(hereinafter referred to as the “Joint Laboratory”)

2.2 Areas of Cooperation

1.	Basic technology research

✧	Projects in big data research

✧	Research on algorithm and model

✧	Other projects

2.	High-tech application

✧	Research on big data with respect to credit rating

✧	Research on big data with respect to smart city

✧	Research on big data with respect to public security

✧	Research on big data with respect to national defense construction

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✧	Research on big data with respect to other aspects

3.	Talent development

✧	Establishment of doctoral stations

✧	Training of expertise in specialized technical areas

4.	Method of Cooperation:

Any technical cooperative project will be carried out primarily in areas that are in line with the product strategic development direction of Beiming Technology. The methods of cooperation include, but are not limited to:

1)	Research projects provided and funded by Party A;

2)	Third-party development projects undertaken by Party A in cooperation with Party B or the Platform Company;

3)	Other beneficial modes of cooperation actively explored by the Parties.

Chapter 3 Funds, Facilities, and Finance Management

3.1 Party A will have its Finance Department open a specific account for any funds provided by Party A for the research projects and the Joint Laboratory, including overhead and project development fees, which shall be used for centralized management of all costs incurred by the projects, to ensure the funds be used for the specified purposes only.

3.2 The Joint Laboratory will endeavor to obtain R&D funding and projects (such as the 863 Plan, provincial production, education and research projects, etc.) from national, provincial or other channels, by fully utilizing its platform.

3.3 Fixed assets, such as instruments, equipment, software and materials purchased with the cooperation funds for the cooperation projects, shall be owned by the Party who pays, and managed by the Joint Laboratory during the usage period.

Chapter 4 Responsibilities of the Parties

4.1 Party A’s Responsibilities

1.	To provide funds to the Joint Laboratory;

2.	To propose any research topics to Party B on a priority basis if there are any project requirements;

3.	To provide convenience for Party B’s personnel during their work at Party A;

4.	To commercialize the results of the cooperative projects of the Joint Laboratory; and

5.	To provide Party B with market demand information on a regular basis.

4.2 Party B’s Responsibilities

1.	To provide Party A with necessary office space, laboratory equipment, etc.;

2.	To assign any existing scientific research results to Party A on a priority basis;

3.	To accomplish the scientific research results and provide relevant information to Party A pursuant to the project agreement;

4.	To facilitate Party A’s personnel while working at Party B, and to provide support for the skill development and educational advancement of Party A’s employees;

5.	To assist Party A in the commercialization of the results of the cooperative projects.

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Chapter 5 Organization Body and Management

5.1 The Joint Laboratory shall be a non-independent organization jointly operated by Party A and Party B, under dual leadership of Beiming Technology and the Research Center. The Joint Laboratory shall manage the cooperation between Party B and Party A in a unified manner and coordinate any cooperation tasks.

5.2 The organization bodies of the Joint Laboratory shall consist of a Joint Laboratory Technical Committee and a Joint Laboratory Administrative Committee:

1. The Joint Laboratory Technical Committee will be responsible for the annual work report of the Joint Laboratory and for making decisions on major issues and technical directions arising from the operation of the Joint Laboratory. The directors of the Administrative Committee and of the Technical Committee shall be jointly served by the competent leaders of Party A and Party B. There will be four members in both the Administrative Committee and of the Technical Committee, two from Party A and two from Party B, served by persons recommended by Party A and Party B.

2. The Joint Laboratory Administrative Committee will adopt a director-accountability mechanism, and consist of four members, with the director appointed by Party B, the deputy-director appointed by Party A and two staff members respectively appointed by Party A and Party B. The director will be in charge of the use of the implementation facilities and funds and other daily management work of the cooperative projects of the Joint Laboratory, and may authorize an appropriate person of the Joint Laboratory to take charge of the work.

5.3 The scientific research tasks of the Joint Laboratory will be comprised of (i) the research topics funded or proposed by Party A; and (ii) the cooperative development projects jointly proposed by Party A and Party B. The Joint Laboratory will carry out project research and topics management jointly according to the technical cooperation agreement by and between the Parties.

5.4 The Joint Laboratory will organize technical exchanges and seminars from time to time, and Party B shall be responsible for disclosing its technological results to Party A in a timely manner, so as to facilitate more project cooperation between the Parties.

5.5 The Joint Laboratory will have technical discussions at least once a year.

Chapter 6 Attribution and Sharing of Research Results; Non-disclosure of Cooperation

6.1 Without the written consent of both Party A and Party B, neither Party shall disclose or transfer to a third party in any way any research results of the cooperative projects initiated and completed by the Joint Laboratory.

6.2 Party A shall have priority to use [the results of] any project completed with the funds solely provided by Party A. If such project [results] are used by Party A, then Party B shall no longer use the same for any commercial purpose. In principle, the Parties shall jointly own the intellectual property rights attributable to Joint Laboratory cooperative projects that are jointly proposed by the Parties, and any patent application for which shall not be made unless mutually decided and shall be subject to the corresponding project agreement.

6.3 Any research results obtained during the project cooperation period which are filed for technical certification or awards shall take (i) Party A as the first completion entity and Party B as the second completion entity, for those led by Party A; and (ii) Party B as the first completion entity and Party A as the second completion entity, for those led by Party B.

6.4 Party B may use the research results of the cooperative project of the Joint Laboratory for teaching and research activities, and may, with the written consent of the Joint Laboratory and to the extent of not involving any technical secret and Party A’s trade secret, publish a paper which shall indicate the support of the Joint Laboratory.

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6.5 The original records, photos, audio recordings, video recordings, samples, disks, documents, experimental results and other authentic records of the Joint Laboratory in the R&D process shall be properly kept by the Joint Laboratory, which shall be strictly prohibited from being consulted or used by anyone other than the researchers of the Parties or from being disclosed to any third party.

6.6 The research results developed through the cooperation between the Parties or between Party A and the Platform Company, as well as all the results and big data resources legally obtained in the process of external cooperation shall be unconditionally accessible by both Parties.

6.7 The text and the content hereof, and any information related to the matters mentioned herein and the specific development projects under the framework hereof shall be confidential information, and kept in confidence by both Party A and Party B.

Chapter 7 Term, Amendment and Termination of Agreement

7.1 The Parties shall strictly comply with all provisions of this Agreement once executed. It is agreed that the term of this Agreement shall be three years, and the Parties will decide on whether to renew or terminate the Agreement based on the then cooperation circumstances six months before the expiration of the term.

7.2 Any cooperation between the affiliates and subsidiaries of Party A and Party B shall be made under the framework of this Agreement. Such cooperation between the affiliates and subsidiaries hereunder shall be integral parts of the performance of this Agreement.

7.3 This Agreement may be amended or terminated, if:

1. it is agreed by the Parties through negotiation;

2. it becomes impossible to perform this Agreement due to the occurrence of a force majeure event; or

3. a Party breaches this Agreement which makes it unnecessary to continue the performance of this Agreement, in which case, the non-breaching Party shall have the right to terminate this Agreement by giving a notice to the breaching Party.

7.4 Any dispute arising from the interpretation and performance of the Agreement shall be resolved through negotiation based on the principles of amicable cooperation, equality and mutual understanding. Where such dispute cannot be resolved through negotiation, it shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with the rules of the Commission.

Chapter 8 Supplementary Provisions

8.1 This Agreement shall take effect as of the date of signature and/or seal by the Parties.

8.2 Any matter not covered herein shall be resolved by the Parties through amicable negotiation.

8.3 This Agreement shall be made in quadruplicate with the Parties each holding two copies of the same legal effect.

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(THIS PAGE IS THE SIGNATURE PAGE AND INTENTIONALLY LEFT BLANK.)

Signed for and on behalf of Party A: Seal of Party A: September 2, 2020	Signed for and on behalf of Party B: Seal of Party B: September 1, 2020

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